As filed with the Securities and Exchange Commission on June 22, 2021.

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	71-0869350
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3675 Market Street, Philadelphia, PA 19104
(Address of Principal Executive Office)( Zip Code)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
(Full title of the plan)

John F. Crowley
Chief Executive Officer
Amicus Therapeutics, Inc.
3675 Market Street

Philadelphia, PA 19104

(Name and address of Agent for Service)

(215) 921-7600
(Telephone Number for agent for service)

Copy to:

Scott R. Jones, Esquire
Troutman Pepper Hamilton Sanders LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, Pennsylvania 19312-1183
(610) 640-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock, par value $0.01 per share	7,000,000	$9.88	$69,160,000	$7,545.36

(1)        In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Amicus Therapeutics, Inc., a Delaware corporation (the “Registrant”), which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)        Estimated in accordance with Rule 457(c) and Rule 457(h), solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of Common Stock as reported on the NASDAQ Global Market on June 18, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,000,000 shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s Amended and Restated 2007 Equity Incentive Plan for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-145305, 333-157219, 333-174900, 333-233153 and 333-243779) filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2007, February 10, 2009, June 15, 2011, August 8, 2019, and August 11, 2020, respectively, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 1, 2021;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2021;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the Commission on May 10, 2021;

(d)	The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 11, 2021, February 8, 2021, February 11, 2021, May 3, 2021, June 8, 2021 and June 14, 2021; and

(e)	The description of the Common Stock contained in the Form 8-A filed with the Commission on May 23, 2007 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Description
4.1	(1)	Restated Certificate of Incorporation of the Registrant
4.2	(2)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant
4.3	(3)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant
4.4	(4)	Restated By-laws of the Registrant
4.5	(5)	Specimen Stock Certificate evidencing shares of common stock
4.6	(6)	Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended, by and among the Registrant and certain stockholders of the Registrant
5.1		Opinion of Troutman Pepper Hamilton Sanders LLP
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page)
99.1	(7)	Amended and Restated 2007 Equity Incentive Plan
99.2	(8)	Form of Performance-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2007 Equity Incentive Plan
99.3	(9)	Form of Time-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2007 Equity Incentive Plan
99.4	(10)	Form of Non-Qualified Stock Option Agreement (Domestic) under the Amended and Restated 2007 Equity Incentive Plan
99.5	(11)	Form of Non-Qualified Stock Option Agreement (International) under the Amended and Restated 2007 Equity Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2012.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2015.
(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2018.
(4)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-141700), as amended, originally filed with the Commission on April 27, 2007.
(5)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-141700), filed with the SEC on May 17, 2007.
(6)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-141700), as amended, originally filed with the SEC on March 30, 2007).
(7)	Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2021.
(8)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 30, 2016.
(9)	Incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-233153) filed on August 8, 2019.
(10)	Incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-233153) filed on August 8, 2019.
(11)	Incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-233153) filed on August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on the 22nd day of June, 2021.

AMICUS THERAPEUTICS, INC.

By:	/s/ John F. Crowley
	Name:	John F. Crowley
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Amicus Therapeutics, Inc., hereby severally constitute and appoint John F. Crowley, Bradley L. Campbell, Daphne Quimi and Ellen S. Rosenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Amicus Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ John F. Crowley	Chairman and Chief Executive Officer	June 22, 2021
John F. Crowley	(Principal Executive Officer)

/s/ Daphne Quimi	Chief Financial Officer	June 22, 2021
Daphne Quimi	(Principal Financial Officer)

/s/ Samantha Prout	Global Controller	June 22, 2021
Samantha Prout	(Principal Accounting Officer)

/s/ Lynn D. Bleil	Director	June 22, 2021
Lynn D. Bleil

/s/ Bradley L. Campbell	Director	June 22, 2021
Bradley L. Campbell

/s/ Robert Essner	Director	June 22, 2021
Robert Essner

/s/ Michael A. Kelly	Director	June 22, 2021
Michael A. Kelly

/s/ Margaret G. McGlynn, R.Ph.	Director	June 22, 2021
Margaret G. McGlynn, R.Ph.

/s/ Michael G. Raab	Director	June 22, 2021
Michael G. Raab

/s/ Eiry W. Roberts, M.D.	Director	June 22, 2021
Eiry W. Roberts

/s/ Glenn P. Sblendorio	Director	June 22, 2021
Glenn P. Sblendorio

/s/ Craig A. Wheeler	Director	June 22, 2021
Craig A. Wheeler

/s/ Burke W. Whitman	Director	June 22, 2021
Burke W. Whitman